EXHIBIT 99.2


[LOGO OF NTL INCORPORATED]

             CWC Shareholder Meetings Approve Scheme and Transaction
       Joint announcement by Cable and Wireless plc, NTL Incorporated and
                       Cable & Wireless Communications plc


March 16, 2000


Further to the joint announcement on February 15, 2000 by Cable & Wireless plc ("Cable & Wireless"), NTL Incorporated ("NTL")(Nasdaq and Easdaq: NTLI) and Cable & Wireless Communications plc ("CWC") regarding the posting of shareholder and other public documentation relevant to:


1. the proposed separation of CWC into its corporate, business, Internet protocol and wholesale operations ("CWC DataCo") and its residential cable, business cable, indirect residential telephony, residential Internet and digital television development and services businesses ("CWC ConsumerCo");

2. the proposed indirect acquisition by Cable & Wireless of the interest in CWC DataCo which is not currently attributable to it (thereby achieving 100 per cent. ownership of CWC DataCo) (the "Cable & Wireless Acquisition"); and

3. the proposed indirect acquisition by NTL of CWC ConsumerCo (the "NTL Acquisition" and, together with the proposed separation of CWC and the Cable & Wireless Acquisition, the "Transaction");

Cable & Wireless, NTL and CWC announce that:

- at the Court meeting of CWC's independent shareholders (which excludes Cable & Wireless group companies and Bell Atlantic group companies) held today the scheme of arrangement to be entered into by CWC in connection with the Transaction was approved by the requisite majority; and

- at an Extraordinary General Meeting held immediately following the Court meeting, all necessary approvals from CWC shareholders in respect of the Transaction were obtained.

Further announcements will be made in due course in relation to those other conditions and closing conditions to the Transaction which remain outstanding.

Documents relating to the Mix and Match Facility will be dispatched to CWC shareholders shortly.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN OR INTO CANADA, JAPAN OR AUSTRALIA. THE TRANSACTION REFERRED TO IN THIS PRESS RELEASE IS NOT AN OFFER OF SECURITIES FOR SALE IN THE UNITED STATES. SECURITIES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE US SECURITIES ACT OF 1933 OR AN EXEMPTION FROM REGISTRATION.

For information, please contact:

NTL (U.S.)
John F. Gregg, Chief Financial Officer
Richard J. Lubasch, Executive Vice President - General Counsel
Bret Richter, Vice President - Corporate Finance and Development
Erik Tamm, Investor Relations
Tel: (212) 906-8440
Or e-mail: investor-relations@ntli.com.

NTL (UK)
Alison Smith, Group Public Relations, Tel: +44 1256 752 662
Will Robson, Tel: +44 7050 094 371
Edward Bickham, Tel: +44 171 413 3050
Dominic Shales, Tel: +44 171 413 3142

Cable & Wireless
Chris Tyler, Investor Relations, Tel: +44 171 315 4460
Peter Eustace, Media, Tel: +44 171 315 4495
Susan Cottam, Media, Tel: + 171 315 4410


CWC
Samantha Ashworth, Investor Relations, Tel: +44 171 674 5303
Roy Payne, Media, Tel: +44 171 674 5387
Caroline Keppel-Palmer, Media, Tel: +44 171 674 5416

Greenhill & Co. (advisers to Cable & Wireless)
James Lupton or David Wyles, Tel: +44 171 440 0400

Morgan Stanley Dean Witter (advisers to NTL)
Paulo Pereira or John Krumins, Tel: +44 171 425 5000

Merrill Lynch (advisers to CWC)
Bob Wigley, Richard Snow or Gary Narunsky, Tel: +44 171 628 1000

                                      CSFB

(advisers to the independent directors of CWC (being Sir Bryan Carsberg, JMJ Keenan, Valerie F Gooding, JF Killian and FV Salerno) in respect of the Cable & Wireless Acquisition and advisers to the directors of CWC in respect of the NTL Acquisition) Michael Harrison or Ian Brown, Tel: +44 171 888 8888

Greenhill & Co. International Limited ("Greenhill & Co."), which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting as financial adviser to Cable & Wireless in relation to the Transaction and to no one else and will not regard any other person as its customer or be responsible to any one other than Cable & Wireless for providing the protections afforded to customers of Greenhill & Co. or for providing advice in relation to the Transaction.

Morgan Stanley & Co. Limited ("Morgan Stanley Dean Witter"), which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting as financial adviser to NTL in relation to the Transaction and to no one else and will not regard any other person as its customer or be responsible to any one other than NTL for providing the protections afforded to customers of Morgan Stanley Dean Witter or for providing advice in relation to the Transaction.

Merrill Lynch International ("Merrill Lynch"), which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting as financial adviser to CWC in relation to the Transaction and to no one else and will not regard any other person as its customer or be responsible to any one other than CWC for providing the protections afforded to customers of Merrill Lynch or for providing advice in relation to the Transaction.

Credit Suisse First Boston (Europe) Limited ("CSFB"), which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting as financial adviser to the independent directors of CWC in relation to the Cable & Wireless Acquisition and directors of CWC in relation to the NTL Acquisition and to no one else and will not regard any other person as its customer or be responsible to any one other than the independent directors of CWC and the directors of CWC for providing the protections afforded to customers of CSFB or for providing advice in relation to the Transaction.